U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): June 8, 2007

Commission File Number: 333-131084

FLEURS DE VIE, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-2388650
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

206 E. ROOSEVELT, BOERNE, TEXAS 78006
(Address of principal executive offices)

(830) 249-1679
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or about June 8, 2007, certain majority shareholders of Fleurs de Vie, Inc. (the “Company,” “we,” and “us”), including Harold A. Yount, Jr. and Brenda P. Yount, our Chief Executive Officer and Vice President, respectively, and Loev Corporate Filings, Inc. and David M. Loev (the “Sellers”), entered into a Letter of Intent with Huagin Zhou, Xiaojin Wang and Huakang Zhou (the “Acquirers”) and certain other third parties (the “Third Parties”), pursuant to which the Sellers agreed to sell an aggregate of 1,650,000 restricted shares of our common stock which they hold (the “Restricted Shares”), representing approximately 88.9% of our outstanding common stock to the Acquirers (the “Letter of Intent”). The Letter of Intent and the proposed sale of our common stock by the Sellers is conditioned on the Third Parties selling one of the Acquirers 105,000 shares of common stock and the execution by the Third Parties of a definitive stock purchase agreement in connection with the transactions contemplated by the Letter of Intent (the “Closing”), which is to occur on or before June 30, 2007. Pursuant to the planned Closing, the Sellers and Third Parties will sell the Restricted Shares and the 105,000 shares to the Acquirers for total consideration of $600,000, of which $50,000 has been paid in the form of a non-refundable deposit (unless the Closing does not occur because of the fault of the Sellers), and $550,000 will be paid on the Closing date, of which $40,000 will be paid to Anna Krimshtein as a finder’s fee, $100,000 will be paid to Carey Birmingham as a consulting fee pursuant to a board of directors resolution, and the Sellers will pay all outstanding liabilities out of the monies received. The Letter of Intent also requires that the Acquirers issue the Sellers an aggregate of 210,000 shares of our common stock, which will be subject to a “put” option in connection with the Closing. Pursuant to the “put” option, the Sellers will be able to sell any part of the 210,000 shares back to us during a period of sixty (60) days following the one year anniversary date of the Closing for consideration of $1.00 per share. Finally, the Letter of Intent contemplates the Acquirers agreeing not to affect a reverse stock split of our outstanding common stock for a period of 12 months from the Closing and/or for a period of one year from any subsequent business combination which we may undertake. Some of the terms of the Letter of Intent are likely to change and will be disclosed on a future Form 8-K following the Closing.

Following the Closing, which we can provide no assurances will occur on or before June 30, 2007, if at all, it is anticipated that the Sellers will acquire the assets and liabilities of Harbin D&C Electric Sci-Tech Co., Ltd., a corporation registered by law of the P.R. China, in consideration for the issuance of 30,000,000 shares of our common stock and we will cease all florist and/or décor services.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1*	Confidential Letter of Intent

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEURS DE VIE, INC.

/s/ Harold A. Yount, Jr.
Harold A. Yount, Jr.
Chief Executive Officer

June 27, 2007